UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 21, 2010
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio		44308

(Address of principal executive offices)		(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     At the Annual Meeting, held on April 21, 2010, FirstMerit Corporation’s (the “Company”) shareholders approved the seven proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy materials, which it filed with the Securities and Exchange Commission and first made available to shareholders on March 10, 2010 .
     1. To elect twelve directors for terms expiring at the 2011 Annual Meeting of Shareholders:

			Broker
Name	Votes For	Votes Withheld	Non-Votes
Steven H. Baer	64,394,273	6,103,010	8,410,770
Karen S. Belden	63,948,707	6,548,576	8,410,770
R. Cary Blair	63,259,864	7,237,420	8,410,769
John C. Blickle	64,023,421	6,473,862	8,410,770
Robert W. Briggs	64,091,003	6,406,281	8,410,769
Richard Colella	63,945,635	6,551,649	8,410,769
Gina D. France	64,408,108	6,089,104	8,410,769
Paul G. Greig	63,477,462	7,019,821	8,410,770
Terry L. Haines	63,341,507	7,155,777	8,410,769
J. Michael Hochschwender	63,665,329	6,831,955	8,410,769
Clifford J. Isroff	63,093,621	7,403,663	8,410,769
Phillip A. Lloyd II	62,142,643	8,354,640	8,410,770
     2. Ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
76,673,409	1,738,647	495,991	0
     3. To approve a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) by eliminating Part C of Article FOURTH and Annex A, which contain the express terms and standard provisions of the Company’s previously issued shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
76,896,616	1,129,944	881,479	15
     4. To approve a proposal to amend Article III, Section 2, of the Company’s Second Amended and Restated Code of Regulations (the “Regulations”) to authorize the Board of Directors to establish the number of directors within a range from nine to 15 without shareholder approval and to establish the current number of directors at 12:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
70,881,457	7,135,137	891,445	15

     5. To approve a proposal to amend Article SEVENTH of the Articles to include a provision that would allow shareholders to approve, by a majority of the voting power of the Company, any matter that otherwise could require the approval of two-thirds or any other proportion (but less than all) of the voting power of the Company under Ohio law, and to eliminate the need to obtain shareholder approval for certain smaller business combinations and mergers:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
70,853,923	6,985,958	1,068,152	20
     6. To approve a proposal to amend Article EIGHTH of the Articles to include a provision that would allow shareholders to approve all amendments to the Articles by a majority of the voting power of the Company:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
75,893,990	2,038,591	975,454	19
     7. To approve a proposal to amend Article III, Section 4 of the Regulations to eliminate the provision requiring good cause for shareholders to remove a director during the term of office for which the director was elected:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
76,388,240	1,604,132	915,668	13

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: May 3, 2010